UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 3, 2023
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              Regal Rexnord Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          111 West Michigan Street, Milwaukee, Wisconsin 53203
(Address of Principal Executive Offices, Including Zip Code)

Registrant's Telephone Number: (608) 364-8800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	RRX	New York Stock Exchange

Item 1.02 Termination of a Material Definitive Agreement.

On November 3, 2023, in connection with the adoption of the Regal Rexnord Corporation Executive Severance Policy (the “Severance Policy”), as more fully described in Item 5.02 of this Current Report on Form 8-K, by the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Regal Rexnord Corporation (the “Company”), the following officers of the Company entered into agreements with the Company to terminate their Key Executive Employee Severance Agreements (each, a “KEESA”) with the Company, effective immediately: Louis V. Pinkham, Robert J. Rehard and Thomas E. Valentyn.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Severance Policy

On November 3, 2023, the Committee adopted and approved the Severance Policy, effective on such date, for the Company’s executive officers and certain other designated individuals as determined from time to time.

The Severance Policy provides for the payment of severance and other benefits to executive officers in the event of a termination of employment with the Company without cause or for good reason, each as defined in the Severance Policy (each, a “Qualifying Termination”). The Severance Policy also provides certain employment protections to participants for a two-year period following a change in control (as defined in the Severance Policy) as well as severance benefits in the case of certain terminations of employment occurring during the period beginning 180 days before the change in control and ending two years after the date of the change in control (a “Change in Control Termination”).

In the event of a Qualifying Termination and subject to the applicable participant’s execution of a general release of claims against the Company, the Severance Policy provides the following payments and benefits to the participants:

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any accrued by unpaid base salary, any earned but unpaid annual bonus with respect to any completed fiscal year preceding the termination date, reimbursement for business expenses properly incurred prior to the termination date, and other payments and benefits not conditioned on continuing employment (the “Accrued Amounts”);

•
a lump sum cash payment equal to the severance multiplier multiplied by the sum of the participant’s base salary plus the participant’s annual bonus target amount for the year that includes the participant’s termination date (the “Severance Amount”) (with the severance multiplier being 2.0x for the Chief Executive Officer and 1.0x for other executive officers);

•
a pro-rated annual cash bonus for the year of termination payable at the same time bonuses are paid to the Company’s bonus plan participants generally, calculated based on the actual performance results, and pro-rated for the number of the days the participant was actually employed (the “Pro-Rata Bonus”); and

•	payment of COBRA premiums for continued health benefits plan coverage for the participant and, if applicable, the participant’s eligible dependents for 12 months from the termination date (24 months for the Chief Executive Officer).

If a participant’s employment is terminated due to death or disability, then the participant (or estate and/ or beneficiaries) will be entitled to receive the Accrued Amounts and the Pro-Rata Bonus. If the participant retires from the Company, then the participant will receive the Accrued Amounts.

In the event of a change in control, any participant who is employed by the Company immediately before the change in control will receive the following employment protections during the two-year period following the change in control:

•the Company cannot demote the participant’s position, authority, duties or responsibilities, nor decrease the participant’s base salary, annual bonus opportunity, fringe benefits, or welfare plan benefits;

•the participant must be eligible to participate in all retirement plans and other benefit plans in which similarly situated employees participate; and
•the Company must consider, at least annually, upward adjustment to the participant’s base salary, commensurate with the Company’s policies before the change in control.

In addition, in the event of a Change in Control Termination, and subject to the applicable participant’s execution of a general release of claims against the Company, the Severance Policy provides the following payments and benefits to the terminated participant:

•	the Accrued Amounts;
•	a lump sum cash payment equal to the severance multiplier multiplied by the sum of the participant’s base salary, the greater of participant’s annual bonus target amount for the year that includes the participant’s termination date or the participant’s average bonus for the prior three years, and the value of the participant’s annual fringe benefits
(with the severance multiplier being 3.0x for the Chief Executive Officer, 2.0x for other executive officers, and 1.0x for all other participants);
•	a pro-rata portion of the participant’s target annual cash bonus for the year of termination (the “Target Pro-Rata Bonus”);
•	medical, dental and life insurance benefits, at no cost to the participant, for a period of time following the termination date (3 years for the Chief Executive Officer, 2 years for other executive officers, and 1 year for all other participants);
•	full and immediate vesting of the participant’s accrued benefit under any supplemental executive retirement plan of the Company and any nonqualified defined contribution retirement plan of the Company;
•	a lump sum cash payment equal to the value of any company contributions under the various retirement benefits plans of the company that the participant is participating in as of the termination date, and that would have accrued had the participant been an active employee under such plans for a period of time following the termination date (3 years for the Chief Executive Officer, 2 years for other executive officers, and 1 year for all other participants);
•	vesting in full of all equity awards that remain outstanding on the participant’s termination date, assuming for awards with performance goals that the target performance had been met;
•	up to $15,000 in advisory fees for advisors who may be engaged by the participant relating to the benefits under the Severance Policy;

•	outplacement services at the expense of the Company in a value not to exceed 10% of the participant’s base salary prior to the termination date; and

•	continued coverage by the Company’s director’s and officer’s liability insurance policy for a period of seven years following the termination date.

The Severance Policy does not provide for a gross-up payment to any of the executive officers, or any other eligible employee, to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 (the “Excise Tax”) of the Internal Revenue Code of 1986, as amended. Instead, the Severance Policy provides that in the event that the payments described above would, if paid, be subject to the Excise Tax, then the payments will either be paid in full or be reduced or eliminated to the extent necessary so that no portion of the payments is subject to the Excise Tax, whichever results in the receipt by the recipient of the greatest benefit on an after-tax basis.

If a participant’s employment is terminated due to death or disability within the two-year period after a change in control, then the participant (or estate and/ or beneficiaries) will be entitled to receive the Accrued Amounts and the Target Pro-Rata Bonus. If the participant retires from the Company, then the participant will receive the Accrued Amounts.

Executive Employment Agreement and Key Employee Severance Agreements

The Severance Policy provides that any officers that have a KEESA in effect with the Company will not be eligible for participation in the Severance Policy. Messrs. Pinkham, Rehard and Valentyn have entered into agreements with the Company terminating their participation in the KEESAs effective as of November 3, 2023, as is more fully described above in Item 1.02 of this Current Report on Form 8-K, such that they will be eligible for participation in the Severance Policy. Further, the Severance Policy provides that, for any individual that terminated a KEESA as a condition to becoming a participant in the Severance Policy, no adverse amendment to the change in control employment protections or Change in Control Termination benefits provided by the Severance Policy prior to a change in control will apply to such individuals (unless the individual provides written consent to such change).

The Severance Policy also provides that if a participant has in effect an employment agreement that provides for severance benefits, then that agreement will apply instead of the policy. Mr. Pinkham, the Company’s Chief Executive Officer, is party to an Employment Agreement between him and the Company, dated March 12, 2019. Effective November 3, 2023, Mr. Pinkham’s Employment Agreement was amended (the “Amendment”) to eliminate the termination provisions and severance benefits provided thereunder and to instead provide for his participation in the Severance Policy. Pursuant to the terms of the Severance Policy, no adverse amendment to the termination and severance provisions will apply to any individual who terminates the severance protections in his or her employment agreement in connection with the adoption of the Severance Policy (unless the individual provides written consent to such change). The Amendment also eliminates all references to the KEESA that had been in effect between Mr. Pinkham and the Company as a result of the termination of the KEESA as described above.

The above description is a summary of the terms of the Severance Policy and the Amendment and is subject to and qualified in its entirety by the terms of the Severance Policy and the Amendment, respectively, copies which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Supplemental Retirement Plan Amendment and Restatement

Also on November 3, 2023, the Committee approved an amendment and restatement of the Company’s Supplemental Defined Contribution Retirement Plan and renamed it as the Supplemental Retirement Plan (as amended and restated, the “SRP”). Effective January 1, 2024, the SRP expands participation to include non-employee directors and U.S. employees whose annual compensation exceeds the amount that is permitted to be considered under the Company’s 401(k) plan. Non-employee directors may elect to defer up to 100% of their cash fees under the SRP, and eligible U.S. employees may elect to defer up to 75% of their base salary under the SRP. Eligible U.S. employees who elect to defer base salary will also receive a fully-vested Company matching contribution, calculated using the same formula as applies under the Company’s 401(k) plan. The Committee (with respect to officers) and the Company’s Chief Executive Officer (with respect to all other eligible employees) may also approve a discretionary Company contribution to be made from time to time, which will be subject to a 3-year vesting schedule. Any employee who is entitled to receive the fixed Company contribution provided under the SRP (which ranges from 7% to 12% of pay for employees who became participants before 2020, and from 4% to 9% of pay for employees who became participants in 2020 or later) will not be eligible to receive the Company matching contribution or a Company discretionary contribution.

In addition, the SRP was amended to permit distributions to be made while an individual participant is still in service with the Company, and for distributions to be made in installments from two to 10 years, all as elected by the participant. Finally, the SRP was amended to reflect that accounts from the Altra Savings Advantage Plan, another non-qualified deferred compensation plan, will now be subject to the terms of the SRP. All of the foregoing amendments are effective January 1, 2024.

The above description is a summary of the terms of the SRP and is subject to and qualified in its entirety by the terms of the SRP, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(a)    Not Applicable
(b)    Not Applicable
(c)    Not Applicable
(d)    Exhibits. The following exhibits are being furnished herewith:

Exhibit Index

Exhibit Number	Exhibit Description
10.1	Regal Rexnord Corporation Executive Severance Policy, effective November 3, 2023.
10.2	First Amendment, dated November 3, 2023, to the Executive Employment Agreement, dated March 12 ,2019, between Louis V. Pinkham and Regal Rexnord Corporation.
10.3	Regal Rexnord Corporation Supplemental Retirement Plan, as amended and restated effective January 1, 2024.
104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL REXNORD CORPORATION

Date: November 6, 2023           By: /s/ Thomas E. Valentyn
Thomas E. Valentyn
Executive Vice President, General Counsel and Secretary